UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006
Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025
(Address of principal executive offices, Zip Code)
(310) 444-4300
(Telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 8.01 Other Events
     On December 18, 2006, Hythiam, Inc. closed the private placement described in its current report on Form 8-K filed December 13, 2006 and incorporated herein by reference.
     Except as required by law, we disclaim any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.
ITEM 9.01 Financial Statements and Exhibits
(b)	Pro forma financial information.
     The following table sets forth our cash, cash equivalents, short-term investments and capitalization as of September 30, 2006:
•	on an actual basis; and

•	on an adjusted basis to give effect to the sale of 3,573,258 shares of our common stock we sold at an offering price of $7.30, after deducting placement agent fees and commissions and estimated offering expenses to be paid by us.

	As of September 30, 2006
		As
	Actual	adjusted
	(unaudited)
	(in thousands, except
	share and per share data)
Cash, cash equivalents and marketable securities	$25,243	$49,563

Stockholders’ equity:
Preferred stock, $.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.0001 par value, 200,000,000 shares authorized; 40,229,000 shares issued (actual), as adjusted 43,802,000; and 39,869,000 shares outstanding (actual), as adjusted 43,442,000	4	4
Additional paid-in capital	93,895	118,215
Accumulated deficit	(66,960)	(66,960)

Total stockholders’ equity	$26,939	$51,259

The table above should be read in conjunction with our consolidated financial statements and related notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HYTHIAM, INC.
Date: December 19, 2006	By:	/s/ CHUCK TIMPE
Chuck Timpe
Chief Financial Officer